UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2014

KORN/FERRY INTERNATIONAL

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14505	95-2623879
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600 Los Angeles, California		90067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 552-1834

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02.        Results of Operation and Financial Condition.

Item 7.01.        Regulation FD Disclosure.

      Korn/Ferry International (“Korn/Ferry”) intends to release to the media and other distribution channels, beginning on April 4, 2014, a chart entitled “Korn Ferry Index: What’s Hot, What’s Not” which provides an industry comparison (including key subsectors within each industry) of fee revenue growth for Korn/Ferry executive search engagements over a trailing six month period for the six months ended January 31, 2014 as compared to the six months ended July 31, 2013. The chart uses a color coded scheme to highlight comparative changes over the period presented, with green representing a sequential fee revenue increase of 5% or more, red representing a sequential fee revenue decrease of 5% or more and yellow representing a sequential fee revenue change of less than 5%. A copy of this chart is attached hereto as Exhibit 99.1.

      The information in this Item 2.02 and Item 7.01 of this Current Report on Form 8-K and the exhibit hereto are furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1    Korn Ferry Index: What’s Hot, What’s Not.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN/FERRY INTERNATIONAL
(Registrant)

April 4, 2014	By:	/s/ Robert P. Rozek
Robert P. Rozek
Executive Vice President and Chief Financial Officer